Exhibit 10.6

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is executed on and effective as of [          ], 2017 (the “Effective Date”), by and between Daseke, Inc., a Delaware corporation (the “Company”), and [          ] (“Indemnitee”).

RECITALS

The Company and Indemnitee recognize the difficulty in obtaining directors’ and officers’ liability insurance, the increases in the cost of such insurance, and the general limitations in the coverage of such insurance.

The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance at reasonable cost has been severely limited.

The Company has determined that Indemnitee and other officers and directors of the Company may not be willing to serve or continue to serve as officers and directors without additional protection.

The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1.      INDEMNIFICATION.

1.1  Third Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit, or proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

1.2  Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of the State of Delaware or such other court shall deem proper.

1.3  Mandatory Payment of Expenses.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1.1 and 1.2 or the defense of any claim, issue, or matter in Section 1.1 or 1.2, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with such defense.

Section 2.      EXPENSES: INDEMNIFICATION PROCEDURE.

2.1  Advancement of Expenses.  The Company shall advance all expenses incurred by Indemnitee, and, to the fullest extent permitted by law, amounts paid in settlement by Indemnitee, in connection with the investigation, defense, settlement, or appeal of any civil or criminal action, suit, or proceeding referenced in Section 1.1 or 1.2 of this Agreement.  Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement.  The advances to be made under this Agreement shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request for such advance by Indemnitee to the Company.

2.2  Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to his or its right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification shall or could be sought under this Agreement.  Notice to the Company shall be directed to the

Chief Executive Officer of the Company at the address shown on the signature page of this Agreement, or such other address as the Company shall designate in writing to Indemnitee.  Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

2.3  Procedure.  Any indemnification and advances provided for in Section 1 and this Section 2 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee.  If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment of such claim has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit, or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct that make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2.1 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

2.4  Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 2.2 of this Agreement, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

2.5  Selection of Counsel.  In the event the Company shall be obligated under Section 2.1 of this Agreement to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee (whose approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided, that (a) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

Section 3.      ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

3.1  Scope.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws, or by statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations under this Agreement.  In the event of any change in any applicable law, statute, or rule that narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations under this Agreement.

3.2  Nonexclusivity.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while Indemnitee is or was serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit, or other covered proceeding.

3.3  Indemnitor of First Resort.  The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by a third party and that Indemnitee may have other sources of indemnification or insurance, whether currently in place or obtained in the future (collectively, the “Outside Indemnitors”).  Subject to the last sentence of this Section 3.3, the Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Outside Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (b) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Company’s Certificate of Incorporation or the Company’s Bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Outside Indemnitors and (c) that it irrevocably waives, relinquishes and releases the Outside Indemnitors from any and all claims against the Outside Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Outside Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Outside Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company and Indemnitee agree that the Outside Indemnitors are express third party beneficiaries of the terms of this Section 3.3.  Notwithstanding the foregoing, the Company and Indemnitee agree that, solely as between the Company and any subsidiary of the Company, such subsidiary of the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Company to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary).

Section 4.      PARTIAL INDEMNIFICATION.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, or penalties actually or reasonably incurred by Indemnitee in the investigation, defense, appeal, or settlement of any civil or criminal action, suit, or proceeding, but not, however, for the total amount of any such expenses, judgments, fines, or penalties, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines, or penalties to which Indemnitee is entitled.

Section 5.      MUTUAL ACKNOWLEDGMENT.  Both the Company and Indemnitee acknowledge that in certain instances federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise, in which event, notwithstanding any other provisions of this Agreement to the contrary, the indemnification provided by this Agreement shall be limited to such extent as is necessary to comply with applicable federal law or public policy.  For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain violations of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  Indemnitee understands and acknowledges that in the event the Company undertakes a public offering of its securities pursuant to a registration with the SEC, the Company may be required to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

Section 6.      SEVERABILITY.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 6.  If this Agreement or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the

Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

Section 7.      DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Company agrees to obtain within a reasonable period after the date hereof and maintain in force with a financially sound and reputable insurer a directors, officers and corporate liability insurance policy having a limit of liability in a reasonable amount and providing coverage acceptable to the Board of Directors for six (6) years following Indemnitee’s cessation of service as a director or officer of the Company.  In all policies of directors and officers liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors.

Section 8.      EXCEPTIONS.  Any other provision in this Agreement to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

8.1  Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate.

8.2  Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

8.3  Insured Claims.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company.

8.4  Claims Under Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

Section 9.      CONSTRUCTION OF CERTAIN PHRASES.  For purposes of this Agreement, (i) references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that if Indemnitee is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued; (ii) references to “other enterprises” shall include employee benefit plans; (iii) references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; (iv) references to “serving at the request of the Company” shall include any service as a director, officer, employee, or agent of the Company that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and (v) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 10.    COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

Section 11.    SUCCESSORS AND ASSIGNS.  This Agreement is personal to Indemnitee and shall not be assignable by Indemnitee without the prior written consent of the Company.  This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and his or her respective estates, heirs, successors, legal representatives, and assigns.

Section 12.    ATTORNEYS’ FEES.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

Section 13.    NOTICE.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given on the third business day after the date postmarked, if delivered by domestic certified or registered mail with postage prepaid, or, if delivered by other means, on the date actual notice is received.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

Section 14.    CONSENT TO JURISDICTION.  The Company and Indemnitee each hereby irrevocably consent to the non-exclusive jurisdiction of the courts of the state of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement may be brought in any court of competent jurisdiction in the state of Delaware.

Section 15.    CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND ITS PROVISIONS CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

COMPANY:

DASEKE, INC.

By:
Name:	Don R. Daseke
Title:	Chief Executive Officer, President &Secretary

Address:	15455 Dallas Parkway, Ste. 440
Addison, TX 75001

INDEMNITEE:

(Signature)

(Type or Print Name)

(Address)

SIGNATURE PAGE TO
INDEMNIFICATION AGREEMENT